Exhibit 99.4

Form of Letter to Nominees

Offer to Exchange
4.65% Subordinated Notes Due 2018
(Registered under the Securities Act of 1933)
for Any and All Outstanding
4.65% Subordinated Notes Due 2018
of
ABN AMRO Bank N.V.

To Registered Holders and The Depository
Trust Company Participants:

          Enclosed are the materials listed below relating to the offer by ABN AMRO Bank N.V., a company incorporated in The Netherlands (the “Company”), to exchange its 4.65% Subordinated Notes Due 2018 (the “New Subordinated Notes”), pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 4.65% Subordinated Notes Due 2018 (the “Old Subordinated Notes”) upon the terms and subject to the conditions set forth in the Company’s Prospectus, dated •, 2003, and the related Letter of Transmittal (which together constitute the “Exchange Offer”).

          Enclosed herewith are copies of the following documents:

          1. Prospectus dated •, 2003;

          2. Letter of Transmittal;

          3. Notice of Guaranteed Delivery;

          4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

          5. Letter which may be sent to your clients for whose account you hold Old Subordinated Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer.

          We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at [5:00 p.m.], New York City time, on [Expiration Date] unless extended.

          The Exchange Offer is not conditioned upon any minimum number of Old Subordinated Notes being tendered.

          Pursuant to the Letter of Transmittal, each holder of Old Subordinated Notes will represent to the Company that (i) the holder is not an “affiliate” of the Company, (ii) any New Subordinated Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Subordinated Notes. If the tendering holder is a broker-dealer that will receive New Subordinated Notes for its own account in exchange for Old Subordinated Notes, you will represent on behalf of such broker-dealer that the Old Subordinated Notes to be exchanged for the New Subordinated Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Subordinated Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Subordinated Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

          The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Subordinated Notes for you to make the foregoing representations.

          The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Subordinated Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Subordinated Notes to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

          Additional copies of the enclosed material may be obtained from the undersigned.

Very truly yours,

THE BANK OF NEW YORK

          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF ABN AMRO BANK N.V. OR THE BANK OF NEW YORK, AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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